Exhibit 10.2 RESTRICTED STOCK UNIT AGREEMENT This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), dated as of %%GRANT_DATE,’MM/DD/YYYY’%-% (the “Grant Date”), is between ZEBRA TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Participant”), relating to restricted stock units granted under the Zebra Technologies Corporation 2018 Long-Term Incentive Plan, as amended (the “Plan”). Capitalized terms used in this Agreement without definitions shall have the meanings ascribed to such terms in the Plan. 1. Grant of Restricted Stock Units. (a) Grant. Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant as of the Grant Date %%TOTAL_UNITS_GRANTED% units, each of which represents the right to receive, subject to the vesting provisions below, one Share (a “Restricted Stock Unit”). This Agreement shall be null and void unless the Participant accepts this Agreement by either (i) electronically accepting this Agreement through the Company’s electronic delivery and acceptance process operated by Merrill Lynch or (ii) executing this Agreement in the space provided below and returning it to the Company, in each case not later than June 25, 2021. For purposes of this Agreement, “Share” means a share of the Company’s Class A Common Stock, $0.01 par value per share. (b) Non-transferability. Except as otherwise permitted under the Plan or this Agreement, the Restricted Stock Units granted hereunder shall be non-transferable by the Participant during the Vesting Period set forth under Section 2 of this Agreement. 2. Vesting of Restricted Stock Units. (a) General Vesting Rule. Subject to Section 2(b) below, the Restricted Stock Units shall become vested and non-forfeitable over the three year period following the Grant Date (the “Vesting Period”), at a rate of one-third (1/3) of the Restricted Stock Units on first, second and third anniversary of the Grant Date, provided that the Participant is then employed by the Company or one of its Subsidiaries. Restricted Stock Units vesting on the first two (2) anniversaries of the Grant Date shall be settled in whole shares of the Company’s Common Stock rounded down to the nearest whole share, and any Restricted Stock Units vesting on the third anniversary of the Grant Date shall be settled in whole shares of the Company’s Common Stock rounded down to the nearest whole share and cash for the value of any fractional share of Common Stock (rounded to the nearest hundredth). (b) Additional Vesting Rules. Notwithstanding Section 2(a), the Restricted Stock Units shall be subject to the following additional vesting rules in the following circumstances: (i) Death or Disability. If the Participant terminates employment with the Company and/or any Subsidiary due to death or Disability, any unvested portion of the Restricted Stock Units as of the effective date of the Participant’s termination of employment shall immediately become fully vested. For purposes of this Agreement,

“Disability” has the meaning set forth in the employment agreement, if any, between the Company and/or any Subsidiary and the Participant or, if the Participant is not a party to such an agreement, “Disability” has the meaning ascribed to such term in the Plan. (ii) Retirement. In the event of the Participant’s Retirement, any unvested portion of the Restricted Stock Units shall continue to vest for twelve (12) months under the same schedule as set forth under Section 2(a) above or, if earlier, the next anniversary of the Grant Date. No additional Restricted Stock Units will be treated as having vested under this Section 2(b)(ii) for purposes of this Agreement until the immediately following anniversary of the Grant Date. While continuing to vest under this Section 2(b)(ii), a Participant shall not be treated as continuing covered employment and there shall be no additional accelerated vesting under this Section 2(b) on account of another event described herein, such as the Participant’s death or Disability or a Change in Control under Section 5(b) following Retirement. For purposes of this Agreement, “Retire” and “Retirement” mean the Participant’s termination of employment with the Company and/or any Subsidiary that meets or exceeds the Rule of 65; provided, however that continued vesting under this Section 2(b)(ii) shall not apply if grounds to terminate Participant’s employment for Cause existed at the time of termination (as determined by the Company in its sole discretion) either at the time of or following Participant’s termination of employment. The “Rule of 65” means the sum of the Participant’s age and years of continuous service with the Company (including its predecessors) equals or exceeds sixty-five (65), provided that the Participant must meet both a minimum age of fifty-five (55) and a minimum of five (5) years of continuous service. Only full years of age and completed months of service shall be counted towards meeting the Rule of 65. (iii) Termination by the Company or any Subsidiary other than for Cause. In the event the Participant’s employment with the Company and/or any Subsidiary is terminated by the Company and/or any Subsidiary other than for Cause prior to meeting the Rule of 65 set forth in Section 2(b)(ii) above, a pro rata share of the Restricted Stock Units shall become immediately vested and non-forfeitable. The pro-rata share equals (A) the total number of Restricted Stock Units multiplied by a fraction, the numerator of which is the number of days from but excluding the Grant Date and to and including the effective date of the Participant’s termination of employment, and the denominator of which is 1,096, less (B) the Restricted Stock Units that previously vested under Section 2(a) before employment termination. For purposes of this Agreement, “Cause” has the meaning set forth in the employment agreement, if any, between the Company and/or any Subsidiary and the Participant or, if the Participant is not a party to such an agreement, “Cause” has the meaning, as determined by the Company in its sole discretion, set forth in the Plan. (iv) Termination for Cause; Other Termination of Employment. In the event the Participant’s employment with the Company and/or any Subsidiary is terminated for any reason other than as provided in Section 2(b)(i), (ii) or (iii), including for Cause, any unvested Restricted Stock Units as of the effective date of the Participant’s termination of employment shall immediately be forfeited without the requirement of any action by the Company.

(v) Breach of Restrictive Covenants. Notwithstanding anything to the contrary in this Section 2(b), if the Participant at any time breaches any of the Restrictive Covenants (as defined in Section 6), including after employment termination, then the Restricted Stock Units, whether previously vested or not, shall immediately be forfeited. 3. Settlement of Restricted Stock Units; Issuance of Shares. (a) No Shares shall be issued to the Participant with respect to a Restricted Stock Unit under this Agreement until it has become vested under Section 2 above. (i) The Company shall issue a Share within ninety (90) days after a Restricted Stock Unit becomes vested on a Participant’s regularly scheduled vesting date under Section 2(a). (ii) If a Participant terminates employment before the Participant’s regularly scheduled vesting date and becomes entitled to accelerated vesting of Restricted Stock Units under either Section 2(b)(i), Section 2(b)(iii) or Section 5(a), then the Company shall issue a Share with respect to each such Restricted Stock Unit within ninety (90) days after such termination of employment. (iii) If a Participant terminates employment before a Participant’s regularly scheduled vesting date and becomes entitled to accelerated vesting of Restricted Stock Units as described in Section 2(b)(ii), then the Company shall issue a Share with respect to each such Restricted Stock Unit at the same time (on the immediately following, regularly scheduled vesting date under Section 2(a)) as if the Participant had continued employment with the Company and its Subsidiaries; provided, however, that the Company shall issue any such Shares as provided for in Section 3(a)(ii) above if any such employment termination as described in Section 2(b)(ii) occurs on or within the two (2)-year period following a Change in Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Treas. Reg. Section 1.409A-3(i)(5). Issuance of Shares under vested Restricted Stock Units shall in all events be subject to accelerated payment under Section 5(b) below and the requirements under Section 8 below. The Company will not deliver any fractional Share but will pay, in lieu thereof, cash equal to the Fair Market Value of any fractional Share. (b) When Shares are delivered under Section 3(a) above, The Company shall make a cash payment equal to the aggregate amount of cash dividends and other cash distributions that the Company would have paid to the Participant during the period commencing on the Grant Date and ending on the applicable vesting date in respect of the Shares that are being delivered under Section 3(a) had such Shares been issued to the Participant on the Grant Date, without interest. To the extent that the Restricted Stock Units are forfeited prior to vesting, the right to receive such cash payments under this Section 3(b) shall also be forfeited. 4. Payment of Taxes. If the Company is obligated to withhold any tax due to a taxable event with respect to the Restricted Stock Units, the Participant shall be required to promptly pay, or make arrangements satisfactory to the Company to pay, minimum required amounts for tax withholding to the Company consistent with Section 9.10 of the Plan. Alternatively, subject to Company approval in its sole discretion, the Participant may elect to withhold a portion of the Shares that become taxable equal to the minimum required withholding amount consistent with Section 9.10 of the Plan. If the Participant fails to timely comply with these requirements, the Company shall have the power and the right to deduct or withhold an amount from the Participant’s compensation, including Shares under vested Restricted Stock Units, sufficient to satisfy all minimum required tax withholdings with respect to any taxable event arising with respect to the Restricted Stock Units consistent with the requirements under Section 409A of the Code. The Participant acknowledges and agrees that the Participant is solely responsible for all taxes payment with respect to the Restricted Stock Units and Shares and other amounts paid under them. 5. Change in Control. The following provisions shall apply in the event of a Change in Control notwithstanding any provision to the contrary in Section 2 or Section 3 of this Agreement, and in all events subject to the restrictions in Section 8 below. (a) All Restricted Stock Units shall be become immediately vested if the Participant’s employment is terminated by the Participant for Good Reason or by the Company or any Subsidiary without Cause on or within one (1) year after certain Change in Control transactions under the circumstances set forth in Section 9.8(a) of the Plan, as in effect on the date hereof. The vesting rules under this Section 5(a), and not Section 2(b)(ii) or Section 2(b)(iii), shall apply in the event that a Participant has met the Rule of 65 at the time of any such termination of employment. (b) All Restricted Stock Units shall be become immediately vested if this Award is terminated on or after certain Change in Control transactions under the circumstances set forth in Section 9.8(b) of the Plan, as in effect on the date hereof. In the event that any Change in Control described in Section 9.8(b) is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Treas. Reg. Section 1.409A-3(i)(5), payment with respect to any vested Restricted Stock Units under this Section 5(b) shall be made within ten (10) days after any such Change in Control. A Change in Control described under this Section 5(b) that does not qualify for accelerated payment under the immediately preceding sentence shall be payable at the same time as is applicable to employees who continue employment with the Company or its Subsidiaries as described in Section 2(a) above. 6. Confidentiality, Non-Solicitation and Non-Compete. The Participant agrees, understands, and acknowledges that by executing this Agreement, the Participant shall be bound by, and shall abide by the restrictive covenants set forth in Appendix A of this Agreement (the “Restrictive Covenants”). The Participant further agrees, understands and acknowledges that the scope and duration of the Restrictive Covenants contained in this Agreement are reasonable and necessary to protect a legitimate, protectable interest of the Company and its Subsidiaries, and that the Committee, in its sole discretion, may require the Participant, as a condition to lapsing any restrictions on the Restricted Stock Units, to acknowledge in writing that the Participant has not engaged, and is not in the process of engaging, in any of the activities described in this Section 6. 7. Right of Setoff; Recoupment.

(a) Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with this Agreement , owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or a Subsidiary, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Restricted Stock Units granted hereunder, the Participant agrees to any deduction or setoff under this Section 7(a). (b) Termination of this Agreement; Recoupment. The Agreement shall terminate automatically and be subject to clawback and recoupment on the date the Participant violates a Restrictive Covenant or commits an act of theft, embezzlement of funds or fraud involving money or property of the Company or any Subsidiary. Any outstanding Restricted Stock Units, whether vested or unvested, shall terminate automatically as of the date of such violation of a Restrictive Covenant or commission of an act of theft, embezzlement or fraud and the Participant shall forfeit such Restricted Stock Units. With respect to any Restricted Stock Units that vested within the one-year period prior to the date of such violation of any Restrictive Covenant or commission of an act of theft, embezzlement or fraud, the Participant shall pay the Company, within forty-five (45) calendar days of receipt by the Participant of a written demand therefor, or pursuant to such other time frame as the Company, in its sole discretion, agrees to in writing with the Participant, an amount in cash determined by multiplying the number of such Restricted Stock Units by the Fair Market Value of a Share on the date of such vesting. (c) Injunctive Action. The Participant acknowledges that if he or she violates the terms of Sections 6 or 7, the injury that would be suffered by the Company and/or a Subsidiary as a result of a breach of the provisions of this Agreement (including any Restrictive Covenant described in Section 6 or provision of Section 7(b)) would be irreparable and that an award of monetary damages to the Company and/or a Subsidiary for such a breach would be an inadequate remedy. Consequently, the Company and/or a Subsidiary will have the right, in addition to any other rights it may have, including the right to forfeiture and clawback under this Agreement, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company and/or a Subsidiary will not be obligated to post bond or other security in seeking such relief. Without limiting the Company’s or Subsidiary’s rights under this Section 7 or any other remedies of the Company or a Subsidiary, if the Participant breaches any Restrictive Covenant described in Section 6 or the provisions of Section 7(b), the Company will have the right to cancel this Agreement. (d) Attorneys’ Fees. In addition to the rights available to the Company and its Subsidiaries under Sections 7(b) and (c), if the Participant violates the terms of Sections 6 or 7 at any time, the Company shall be entitled to reimbursement from the Participant of any fees and expenses (including attorneys’ fees) incurred by or on behalf of the Company or any Subsidiary in enforcing the Company’s or a Subsidiary’s rights under this Section 7. In addition to any injunctive relief sought under Section 7(c) and whether or not the Company or any Subsidiary elects to make any set-off in whole or in part, if the Company or any Subsidiary does not recover by means of set-off the full amount the Participant owes to the Company or any Subsidiary, calculated as set forth in this Section 7(d), the Participant agrees to immediately pay the unpaid balance to the Company or any Subsidiary. (e) Clawback Policy; Recoupment. Notwithstanding any other provision of this Agreement to the contrary, any Restricted Stock Units granted under this Agreement (including any amounts or benefits arising or from or Shares issued with respect to such Restricted Stock Units) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s clawback policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) the Policy or any similar policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. The Company’s rights under the Policy shall be in addition to, and not in substitution of, the Company’s rights under this Agreement or otherwise and, in all events, the terms of the Policy shall prevail to the extent that the terms of the Policy conflict with this Agreement or any other plan, program, agreement or arrangement. 8. Section 409A of the Code. (a) It is intended that this Agreement shall comply with Section 409A of the Code and any regulations and guidelines issued thereunder (collectively, “Section 409A”) to the extent this Agreement is subject thereto. This Agreement shall be interpreted on a basis consistent with such intent. (b) If any payments or benefits provided to the Participant under this Agreement are non-qualified deferred compensation subject to, and not exempt from, Section 409A, the following provisions shall apply to such payments and/or benefits: (i) For payments and benefits triggered by termination of employment, reference to the Participant’s “termination of employment” (and corollary terms) shall be construed to refer to the Participant’s “separation from service” (with such phrase determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) in tandem with the termination of employment. (ii) If a Participant has a “separation from service” (within the meaning of Treas. Reg. Section 1.409A-l(h)) and is deemed at that time to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-l(i)), any payment in settlement of a Restricted Stock Unit that is triggered by such separation from service shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of “separation from service” and (ii) the date of the Participant’s death as required to comply with Section 409A(a)(2)(B) of the Code. Any other payments shall be paid in accordance with the normal payment dates specified herein. Any settlement that is not triggered by a separation from service shall be unaffected by the six (6)-month delay rule.

(iii) Each Restricted Stock Unit shall be treated as a separate “payment” for purposes of Section 409A of the Code. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. (iv) Except as specifically permitted in this Agreement, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder (without any direct or indirect election on the part of the Participant), in accordance with the provisions of Treas. Reg. Section 1.409A-3(j)(4), including to pay employment-related taxes under Section 4 due to the vesting of Restricted Stock Units. (v) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment of deferred compensation be subject to offset by any other amount unless otherwise permitted by Section 409A. (c) If an amendment of this Agreement is necessary in order for it to comply with Section 409A, the Participant and the Company agree to negotiate in good faith to amend this Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure by the Company in good faith to act, pursuant to this Section 8, shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Section 409A. The Company does not make any representations as to the personal income tax treatment of any payments or other benefits provided to the Participant. 9. Miscellaneous Provisions. (a) No Service or Employment Rights. No provision of this Agreement or of the Restricted Stock Units granted hereunder shall give the Participant any right to continue in the service or employ of the Company or any Subsidiary, create any inference as to the length of employment or service of the Participant, affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary. (b) Plan Document Governs. The Restricted Stock Units are granted pursuant to the Plan, and the Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan. (c) Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. (d) No Vested Right in Future Awards. The Participant acknowledges and agrees (by accepting or executing this Agreement) that the granting of Restricted Stock Units under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further restricted stock units or other awards in the future. (e) Use of Personal Data. By accepting or executing this Agreement, the Participant acknowledges and agrees to the collection, use, processing and transfer of certain personal data, including his or her name, salary, nationality, job title, position and details of all past Awards and current Awards outstanding under the Plan (“Data”), for the purpose of managing and administering the Plan. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data, but a refusal to provide such consent may affect his or her ability to participate in the Plan. The Company, or its Subsidiaries, may transfer Data among themselves or to third parties as necessary for the purpose of implementation, administration and management of the Plan. These various recipients of Data may be located elsewhere throughout the world. The Participant authorizes these various recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. The Participant may, at any time, review Data with respect to the Participant and require any necessary amendments to such Data. The Participant may withdraw his or her consent to use Data herein by notifying the Company in writing; however, the Participant understands that by withdrawing his or her consent to use Data, the Participant may affect his or her ability to participate in the Plan. (f) Severability. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction then that provision is to be construed either by modifying it to the minimum extent necessary to make it enforceable (if permitted by law) or disregarding it (if not), and that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement; or the validity or enforceability in other jurisdictions of that or any other provision of this Agreement. (g) Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time. (h) Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Corporate Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant’s address (including any electronic mail address) as shown on the Company’s records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time. The Participant hereby consents to electronic delivery of any notices that may be made hereunder.

(i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. (j) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors and no consent is required from the Participant for such assignment. (k) Securities Matters. Subject to Section 409A, the Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. (l) Change in Position. If the Company and/or its Subsidiaries changes the Participant’s position or title with the Company and its Subsidiaries, or transfers the Participant from one affiliate to another, this Agreement and my obligations hereunder will remain in force. (m) Governing Law. This Agreement and the Restricted Stock Units granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. (n) Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. (o) Amendment. Any amendment to this Agreement shall be in writing and signed by an executive officer of the Company or the Director of Compensation and Benefits. (p) Headings and Construction. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has electronically accepted this Agreement through the Company’s electronic delivery and acceptance process operated by Merrill Lynch or hereunto set his or her hand, all as of the day and year first above written. ZEBRA TECHNOLOGIES CORPORATION By: Name: Anders Gustafsson Title: Chief Executive Officer